Exhibit 10.6

GUARANTEE AND INDEMNITY AGREEMENT

WHEREAS INTEST CORPORATION (the "Borrower") is now indebted or liable and may hereafter become further indebted or liable to M&T BANK (the "Bank") pursuant to an amended and restated loan and security agreement dated as of October 15, 2021 between the Borrower and the Bank, as it may be amended, supplemented, otherwise modified, restated or replaced from time to time (the “Credit Agreement”);

AND WHEREAS ACCULOGIC INC. (the "Guarantor") has agreed to guarantee the Obligations (as hereinafter defined) of the Borrower to the Bank;

NOW THEREFORE for good and valuable consideration including payment to the Guarantor of the sum of ten dollars, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with the Bank as follows:

Guarantee

1.

The Guarantor hereby unconditionally guarantees payment and performance to the Bank, forthwith on demand by the Bank, of all present and future indebtedness, liabilities and obligations, direct or indirect, absolute or contingent, now or at any time and from time to time hereafter due or owing to the Bank by the Borrower pursuant to the Credit Agreement, whether incurred by the Borrower alone or jointly with any other person or persons, or otherwise howsoever (collectively, the "Obligations"). This guarantee shall be a continuing guarantee and shall guarantee the Obligations and any ultimate balance thereof, notwithstanding that the Borrower may from time to time satisfy the Obligations in whole or in part and thereafter incur further Obligations.

Indemnity

2.

In addition to the guarantee provided in section 1, and as a separate and distinct obligation, the Guarantor hereby agrees to indemnify and save harmless the Bank, forthwith on demand by the Bank, from and against any and all direct and indirect claims, demands, losses, damages, liabilities, charges, obligations, payments and expenses of any nature or kind, howsoever or whenever arising, which the Bank may suffer or incur in any way relating to or arising from:

(a)	the failure of the Borrower to pay and satisfy the Obligations; or

(b)

the Obligations or any agreement creating or relating to any or all Obligations in any way being or becoming for any reason whatsoever, in whole or in part, void, voidable, ultra vires, illegal, invalid, ineffective or otherwise unenforceable or released or discharged by operation of law or otherwise;

provided that any payment actually made by the Guarantor to the Bank under section 1 shall reduce the liability of the Guarantor under this section 2 by the same amount.

Limitation of Liability

3.	The liability of the Guarantor under this agreement is unlimited.

Duration

4.

This agreement shall remain in full force and effect until all of the Obligations are fully, finally and irrevocably paid, complied with and performed and until all sums received by Bank thereunder are no longer subject to rescission or repayment upon bankruptcy, insolvency or reorganization of Borrower or the Guarantor. If at any time a payment or payments by Borrower or Guarantor on any of the Obligations, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Obligations intended to be satisfied shall be revived and continued in full force and effect as if such payment or payments had not been made.

Liability Unaffected by Certain Matters

5.	The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by:

(a)

the lack of validity or enforceability of the Obligations in whole or in part for any reason whatsoever, including without limitation by reason of prescription, by operation of law or as a result of any applicable statute, law or regulation;

(b)

any prohibition or restriction imposed in respect of any rights or remedies of the Bank in respect of any Obligations, including without limitation any court order which purports to prohibit or suspend the acceleration of the time for payment of any Obligations, the payment by the Borrower of any Obligations or the rights or remedies of the Bank against the Borrower in respect of any Obligations;

(c)	the lack of validity or enforceability in whole or in part of:

(i)	any credit agreement or any other agreement made from time to time between the Borrower and the Bank in connection with any Obligations;

(ii)	any security given by the Borrower in favour of the Bank from time to time in connection with any Obligations;

(iii)	any guarantee given by any person in favour of the Bank from time to time in connection with or relating to any Obligations; or

(iv)	any security given by any such guarantor in favour of the Bank from time to time in connection with any of its obligations to the Bank,

(collectively, the "Credit Documents");

(d)

any change in the corporate existence, structure, ownership or control of the Borrower (including any of the foregoing arising from any merger, consolidation, amalgamation, reorganization or similar transaction); any change in the name, objects, capital stock, constating documents or by-laws of the Borrower; or the dissolution, winding-up, liquidation or other distribution of the assets of the Borrower, whether voluntary or otherwise;

2.

(e)

the Borrower's becoming insolvent or bankrupt or subject to any proceeding under the provisions of the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the arrangement provisions of applicable corporate legislation, any legislation similar to the foregoing in any other jurisdiction, or any legislation enacted substantially in replacement of any of the foregoing, or the Bank's voting in favour of any proposal, arrangement or compromise in connection with any of the foregoing;

(f)	the failure or neglect of the Bank to demand payment of Obligations by the Borrower, any guarantor of Obligations or any other person;

(g)	the valuation by the Bank of any security held in respect of the Obligations, which shall not be considered as a purchase of such security or as payment on account of the Obligations;

(h)

any right or alleged right of set-off, combination of accounts, counterclaim, appropriation or application or any claim or demand that the Borrower or the Guarantor may have or may allege to have against the Bank; or

(i)

any other circumstances which might otherwise constitute a legal or equitable defence available to, or complete or partial discharge of, the Borrower in respect of the Obligations or of the Guarantor in respect of this agreement.

Liability Unaffected by Actions of Bank

6.

The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by anything done, suffered or permitted by the Bank in connection with the Borrower, or any Obligations. For greater certainty and without limiting the generality of the foregoing, without releasing, discharging, limiting or otherwise affecting in whole or in part the liability of the Guarantor under this agreement, and without notice to or the consent of the Guarantor, the Bank may from time to time:

(a)

make advances and extend credit to the Borrower (including new loans and credit facilities, whether in addition to or in replacement for other loans and credit facilities previously established by the Bank for the Borrower), convert revolving lines of credit to non-revolving lines of credit, increase or decrease the amount of credit available to the Borrower and receive payments in respect of the Obligations;

(b)	increase the interest rates, fees and charges applicable to all or any portion of the Obligations from time to time;

(c)

amend, renew, waive, release or terminate any Credit Document or any provisions thereof in whole or in part from time to time (including, without limitation, any provisions relating to interest rates, fees, margin requirements, conditions for the extension of credit and the determination of the amount of credit available, positive and negative covenants, payment provisions, the application of payments received by or on behalf of the Borrower, and events of default);

3.

(d)	extend, renew, settle, compromise, waive, release or terminate the Obligations in whole or in part from time to time;

(e)	grant time, renewals, extensions, indulgences, releases and discharges to the Borrower;

(f)	take, refrain from taking or release guarantees from other persons in respect of Obligations;

(g)	accept compromises or arrangements from the Borrower, any guarantor of Obligations or any other person;

(h)	refrain from demanding payment from or exercising any rights or remedies in respect of the Borrower or any guarantor of Obligations;

(i)

apply all monies received from the Borrower, any guarantor of the Borrower or any other person or from the proceeds of any security to pay such part of the Obligations as the Bank may see fit, or change any such application in whole or in part from time to time, notwithstanding any direction which may be given regarding application of such monies by the Borrower, any guarantor of the Borrower or any other person; and

(j)	otherwise deal with the Borrower, any guarantor of Obligations or any other person and any security held by the Bank in respect of Obligations, as the Bank may see fit in its absolute discretion.

Liability Unaffected by Failure of Bank to Take, Hold or Enforce Security

7.

The Guarantor agrees that the Guarantor has provided this agreement to the Bank on the express understanding that the Bank has no obligation to obtain any security from the Borrower or from others to secure payment or performance of any Obligations; and if the Bank in its absolute discretion obtains any such security from the Borrower or others, the Bank shall have no obligation to continue to hold such security or to enforce such security. The Guarantor shall not be entitled to rely on or benefit from, directly or indirectly, any such security which the Bank may obtain. In furtherance of the foregoing, the liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by:

(a)

the loss of or failure by the Bank to register, perfect or maintain any security given by the Borrower or by other persons in respect of Obligations, whether intentionally or through failure, neglect or otherwise;

(b)	the failure or neglect of the Bank to enforce any security held in respect of the Borrower or in respect of any guarantor of Obligations;

(c)

the Bank's having released, discharged, compromised or otherwise dealt with any such security in any manner whatsoever (and for greater certainty the Bank shall not be bound to exhaust its recourse against the Borrower, guarantors of the Borrower or other persons or enforce any security held in respect of Obligations or take any other action or legal proceeding before being entitled to payment from the Guarantor under this agreement, and the Guarantor hereby waives all benefits of discussion and division); or

4.

(d)

the enforcement by the Bank of any such security in an improvident or commercially unreasonable manner (including the sale or other disposition of any assets encumbered by such security at less than the fair market value thereof) whether as a result of negligence, recklessness or wilful action or inaction on the part of the Bank or otherwise, and regardless of any duty which the Bank might have to the Borrower under applicable law (including applicable personal property security legislation) in respect of the enforcement of any such security.

Accounts Settled

8.	The records of the Bank as to the unpaid balance of the Obligations due to it at any time shall constitute conclusive evidence that the said amount is so due, in the absence of manifest error.

Waivers

9.

No delay on the part of the Bank in exercising any of its options, powers, rights or remedies, or any partial or single exercise thereof, shall constitute a waiver thereof. No waiver, modification or amendment of this agreement or of any such options, powers, rights or remedies shall be deemed to have been made unless made in writing and signed by an authorized officer of the Bank, and any such waiver shall apply only with respect to the specific instance involved, and shall not impair the rights of the Bank or the liability of the Guarantor hereunder in any other respect or at any other time.

Foreign Currency Obligations

10.

The Guarantor shall make payment to the Bank hereunder in the same currency as is required to be paid by the Borrower to the Bank in respect of the Obligations (the "Required Currency"). If the Guarantor makes payment to the Bank hereunder in any other currency (the "Payment Currency"), such payment shall constitute satisfaction of the said liability of the Guarantor hereunder only to the extent that the Bank is able to purchase Required Currency with the amount of the Payment Currency received from the Guarantor on the date of receipt, in accordance with the Bank's normal practice; and the Guarantor shall remain liable to the Bank for any deficiency together with interest thereon payable pursuant to section 4.

Withholding Taxes

11.

Except as otherwise required by law, each payment by the Guarantor hereunder shall be made without withholding for or on account of any present or future tax imposed by or within the jurisdiction in which the Guarantor is domiciled, any jurisdiction from which the Guarantor makes any payment or any other jurisdiction, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is required by law, the Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay to the Bank such additional amount as may be necessary to ensure that the net amount actually received by the Bank (after payment of such taxes including any taxes on such additional amount paid) is equivalent to the amount which the Bank would have received if no amounts had been withheld provided however that no such additional amounts shall be paid to the Bank where such withholding tax results from the Bank being: (i) a person that does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with the Guarantor  or (ii) a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Guarantor or a person that does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a specified shareholder.

5.

Representations and Warranties

12.

The Guarantor represents and warrants to the Bank as follows, and acknowledges that the Bank is relying on such representations and warranties as a basis for extending and maintaining the extension of credit to the Borrower:

(a)

the Guarantor is duly incorporated, existing and in good standing under the laws of its jurisdiction of incorporation; it has full corporate power, authority and capacity to enter into and perform its obligations hereunder; all necessary action has been taken by its directors or shareholders and otherwise to authorize the execution and delivery of this agreement and the performance of its obligations hereunder; the Guarantor has, to the extent required by law, disclosed to its shareholders all information required with respect to the delivery of this agreement; there is no provision in any unanimous shareholder agreement which restricts or limits its powers to enter into or perform its obligations under this agreement; and none of the execution or delivery of this agreement, or compliance with the provisions of this agreement conflicts with, or results in a breach of its charter documents or by-laws; and

(b)

none of the execution or delivery of this agreement, or compliance by the Guarantor with the provisions of this agreement conflicts with or results in a breach of any agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of the Guarantor’s assets are bound or affected, or requires the consent of any other person (other than any consents which have been obtained).

Revival of Indebtedness and Liability

13.

If at any time all or any part of any payment previously applied by the Bank to any portion of the Obligations is rescinded or returned by the Bank for any reason whatsoever, whether voluntarily or involuntarily (including, without limitation, as a result of or in connection with the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or any allegation that the Bank received a payment in the nature of a preference), then to the extent that such payment is rescinded or returned, such portion of the Obligations shall be deemed to have continued in existence notwithstanding such initial application, and this agreement shall continue to be effective or be reinstated, as the case may be, as to such portion of the Obligations as though such payment had not been made.

6.

Restrictions on Right of Subrogation

14.

The Guarantor agrees not to exercise or enforce any right of indemnity, exoneration, contribution, reimbursement, recourse or subrogation against the Borrower or any other guarantor of Obligations, or as to any security therefor, unless and until all Obligations have been paid and satisfied in full and the Bank has no further obligation to extend credit to the Borrower. The Guarantor shall have no right to be subrogated hereunder unless:

(a)	the Guarantor has paid to the Bank an amount equivalent to all Obligations together with all interest, expenses and other amounts due hereunder;

(b)	any other person having a potential right of subrogation has waived such right and consented to the assignment by the Bank to the Guarantor of the Obligations and any security held by the Bank;

(c)	the Bank has received from the Borrower a release of all claims which the Borrower may have against the Bank, including any obligation to grant additional credit to the Borrower;

(d)	the Guarantor has executed and delivered to the Bank a release of any claims which the Guarantor may have against the Bank in respect of the Obligations or this agreement; and

(e)	if required by the Bank, three months shall have elapsed from the time of the last payment made by the Borrower to the Bank and the last payment made by the Guarantor to the Bank hereunder.

The Guarantor shall cause all such documents to be in form and substance satisfactory to the Bank. Any such assignment of loans and security by the Bank to the Guarantor shall be on an "as is, where is" basis without representations, warranties or conditions, and without recourse to the Bank.

Expenses

15.

The Guarantor agrees to pay to the Bank, forthwith on demand by the Bank, all expenses (including legal fees on a solicitor and his own client basis) incurred by the Bank in connection with the preservation or enforcement of any of the Bank's rights and remedies hereunder, together with interest thereon calculated and compounded at the Default Rate (as such term is defined in the Credit Agreement) from the date of such demand until paid in full.

Additional Guarantee

16.

This agreement is in addition to and not in substitution for any other guarantees or agreements which may have previously been given to the Bank by the Guarantor in connection with the Borrower or any Obligations, and is in addition to and without prejudice to any security or guarantee now or hereafter held by the Bank in respect of any Obligations, and any other rights or remedies which the Bank might have.

7.

Combination of Accounts and Set-Off

17.

The Bank may from time to time combine accounts and set off and apply any liabilities it may have to the Guarantor (including liabilities in respect of any monies deposited by the Guarantor with the Bank) against any and all of the obligations of the Guarantor to the Bank now or hereafter existing under this agreement, whether or not the Bank has made any demand hereunder and whether or not any of such obligations may be unliquidated, contingent or unmatured.

Notice

18.

Without prejudice to any other method of giving notice, all communications provided for or permitted hereunder shall be in writing and delivered to the addressee by prepaid courier or sent by fax or other direct written electronic means, to the address of the addressee noted on the last page or pages of this agreement. Any notice, demand or other communication so given prior to 5:00 p.m. (Toronto time) on a Business Day by personal delivery or by fax shall be deemed to have been given, received and made on such Business Day and if so given after 5:00 p.m. (Toronto time) on a Business Day or on a day which is not a Business Day, such notice, demand or other communication shall be deemed to have been given, received and made on the next following Business Day. Any party may change its address for service by notice given in the foregoing manner. "Business Day" means a day (other than a Saturday or Sunday) on which banks are generally open for business in the jurisdiction of the intended recipient.

Severability

19.

If any provision of this agreement shall be invalid or unenforceable, all other provisions hereof shall remain in full force and effect and all changes rendered necessary by the context shall be deemed to have been made.

Interpretation

20.

This agreement shall be construed as if all changes in grammar, number and gender rendered necessary by the context have been made. As used in this agreement, "person" includes an individual, corporation, partnership, joint venture, trust, unincorporated association or any government, crown corporation or governmental agency or authority or any combination of the foregoing.

Merger of Borrower

21.

In this agreement, "Merger" in respect of two or more corporations means an amalgamation of such corporations, the transfer of the assets of one corporation to another in connection the dissolution of the first-mentioned corporation, the transfer of substantially all of the businesses and assets of one corporation to another pursuant to plan of arrangement or court order, or any other corporate reorganization or transaction with similar effect to any of the foregoing; the corporations involved in a Merger are herein referred to as the "Merging Entities"; and the corporation resulting from a Merger is herein referred to as the "Merged Entity". If the Borrower effects a Merger with any other corporation or corporations, the Guarantor agrees that the Obligations shall include:

(a)	all obligations of each Merging Entity to the Bank in existence at the time of such Merger; and

8.

(b)	all obligations of the Merged Entity to the Bank at the time of such merger or incurred or arising from time to time after such Merger.

After such Merger, all references herein to the "Borrower" shall mean the Merged Entity, and all other provisions of this agreement shall be deemed to have been amended to the extent required by the context in order to reflect such Merger.

Further Assurances

22.

The Guarantor agrees, at the Guarantor’s own expense, to promptly execute and deliver or cause to be executed and delivered to the Bank, upon the Bank's written request from time to time, all such other and further documents, agreements, opinions, certificates and instruments as are required under this agreement or as may be reasonably requested by the Bank if necessary or desirable to more fully record or evidence the obligations intended to be entered into herein.

Entire agreement; Amendments; Conclusive Delivery

23.

This agreement constitutes the entire agreement between the Guarantor and the Bank relating to the subject matter hereof, and no amendment of this agreement shall be effective unless made in writing and executed by the Guarantor and the Bank. Possession by the Bank of an original executed copy of this agreement shall constitute conclusive evidence that:

(a)	this agreement was executed and delivered by the Guarantor to the Bank free of all conditions;

(b)

there is no agreement or understanding between the Bank and the Guarantor that this agreement was delivered in escrow or is not intended to be effective until the occurrence of any event or the satisfaction of any condition;

(c)

the Bank has not made any representation, warranty, statement or promise to the Guarantor regarding the Borrower, the Bank's intention to obtain any security in respect of Obligations or guarantees from other persons in respect of Obligations, the circumstances under which the Bank may enforce this agreement, the manner in which the Bank might enforce this agreement or any other matter which might conflict with any provision expressly set out herein; and

(d)

there is no representation, warranty, statement, promise, understanding, condition or collateral agreement between the Bank and the Guarantor relating to this agreement or the subject matter of this agreement, other than as expressly set out herein.

Governing Law

24.

This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Without prejudice to the right of the Bank to commence any proceedings with respect to this agreement in any other proper jurisdiction, the Guarantor hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario.

9.

Successors and Assigns

25.

This agreement shall enure to the benefit of the Bank and its successors and assigns, and shall be binding on the Guarantor and its successors and assigns; "successors" includes any Merged Entity resulting from the Merger of a corporation with any other corporation. Without limiting the generality of the foregoing, if the Bank assigns or transfers all or any portion of the Obligations and this agreement or any interest therein to any other person, such person shall thereafter be entitled to the benefit of this agreement to the extent of the interest so transferred or assigned, and the Obligations or portion thereof or interest therein so transferred or assigned shall be and shall remain part of the "Obligations" hereunder.

Legal Advice

26.

The Guarantor acknowledges that the Guarantor has had ample opportunity to review and consider this agreement, fully understands the provisions hereof and has received legal advice from the Guarantor’s solicitors in connection with this agreement.

Waiver of Limitation Period

27.

The Guarantor agrees that all limitation periods established by the Limitations Act, 2002 (Ontario) are hereby excluded and shall not apply to this agreement, other than the ultimate 15-year limitation period established by such statute. The Guarantor agrees that this agreement constitutes a "business agreement" as such term is defined by such statute.

Execution

28.	This agreement may be executed by facsimile, pdf or other electronic means, and any such signature contained hereon shall be deemed to be equivalent to an original signature for all purposes.

Receipt of Copy of agreement

29.	The Guarantor hereby acknowledges receipt of a copy of this agreement.

[Remainder of page intentionally blank; signature page follows.]

10.

IN WITNESS WHEREOF this agreement has been executed and delivered by the Guarantor this 30th day of December, 2021.

ACCULOGIC INC.

By:	/s/ Duncan Gilmour
Name: Duncan Gilmour
Title: Secretary

By:	/s/ Nick Grant
Name: Nick Grant
Title: President

Guarantor's Address for Service: 804 East Gate Drive – Suite 200 Mount Laurel, New Jersey 08054

Attn:	Duncan Gilmour
Email:	[REDACTED]

Bank's Address for Service: M&T Bank 210 Lake Drive East, Suite 102 Woodlands Falls Corporate Park Cherry Hill, NJ 08002

Attn:	Steven A. Vivardi, Vice President
Email:	[REDACTED]

Signature Page - Guarantee